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                                  EXHIBIT 23.2


                        CONSENT OF PRICE WATERHOUSE LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 1996 appearing on page F-2 of the ICO, Inc. Annual Report on Form 10-K for the year ended September 30, 1996.





Price Waterhouse LLP
Houston, Texas

January 20, 1997